Exhibit 99.1

Scholastic to Invest in 9 Story Media Group, Significantly Expanding

Opportunities for Production and Global Licensing of Scholastic IP

Founding CEO Vince Commisso & 9 Story Leadership Team to Join with Scholastic and Continue Leading State-of-the-Art, Premium Children’s Content Production Facilities in Toronto, Dublin & Bali and Global Distribution and Licensing Teams

NEW YORK AND TORONTO – March 12, 2024 – Scholastic (NASDAQ: SCHL), the global children’s publishing, education and media company, today announced it has signed a definitive agreement to invest in 9 Story Media Group. Through the investment, Scholastic will acquire 100% of the economic interest in and a minority of voting rights in 9 Story Media Group (“9 Story”), a leading independent creator, producer and distributor of premium children’s content, for approximately USD $186 million, subject to customary closing adjustments.

The strategic investment in 9 Story’s team and best-in-class production, sales and licensing capabilities significantly expands Scholastic’s opportunities to leverage its trusted brand, best-selling publishing and beloved global children’s franchises across print, screens and merchandising. Today’s announcement solidifies a long-time collaboration between Scholastic Entertainment, the company’s successful and award-winning media development and production division, and 9 Story®, which includes the animated series reboot of “Clifford the Big Red Dog®” on PBS Kids and Amazon Prime Video and production of “Eva the OwletTM” on Apple TV+®.

“This highly strategic combination, adding 9 Story’s industry-leading capabilities with Scholastic’s trusted brand and proven ability to create iconic children’s series and franchises, has tremendous potential to build deeper connections with young people through our stories, as the pages of our books come to life on screens and through merchandising. At its core, Scholastic’s 360° content creation strategy is about engaging children with reading, and we have introduced our stories to generations of kids by reaching them where they are,” said Peter Warwick, Scholastic President and Chief Executive Officer. “We are thrilled to build upon our more than 20-year relationship with 9 Story’s exceptional management team and employees, whose culture and values could not be better aligned with our own.”

Iole Lucchese, Scholastic Board Chair and President, Scholastic Entertainment, added, “By bringing together Scholastic’s knowledge of what kids love and our proven track record of successful media development with 9 Story’s top-rated global production, distribution and licensing capabilities, I am confident we can meet the continued, strong demand for high-quality kids and family entertainment. Today’s announcement presents a huge opportunity to expand the footprint of Scholastic’s authors and illustrators and to build global franchises on every platform, creating more value for the creators and for our shareholders.”

9 Story’s business divisions include Brown Bag Films, the award-winning animation studio, which has won 21 Emmy® Awards and two Oscar® nominations; 9 Story Distribution International, the global distribution division, which represents more than 5,000 half-hour episodes of 2-D and 3-D animated and live action programming for kids, including “Clifford the Big Red Dog®” and “A Kind of SparkTM”; and 9 Story Brands, the consumer products division, which builds global kids’ brands both on- and off-screen, including “Daniel Tiger’s Neighborhood®,” “Karma’s World®” and “Super Why®.” 9 Story has strong momentum, recently announcing a significant deal with Crayola Studios to handle production and distribution on all new, original projects, as well as the acquisition of Portfolio Entertainment’s library, production slate, and development projects, which added more than 550 half-hours of content.

Vince Commisso, President and Chief Executive Officer, 9 Story, said, “We’ve been fortunate to work with Scholastic for decades, going back to my own start with the family-favorite production, ‘The Magic School Bus®.’ The combination of our global studios, sales and distribution capabilities with Scholastic’s existing media business, iconic name and unique capabilities opens even more opportunities to deliver compelling stories and build impactful brands for audiences worldwide. We’re eager to begin bringing together our complementary talents to enhance Scholastic’s position as a top developer, producer and distributor of kids and family content.”

Scholastic Entertainment was rebooted under Lucchese’s leadership in 2017, recognizing the untapped potential of Scholastic’s engaging children’s content. Since then, the development and production division has rapidly become an award-winning and highly profitable business, most recently announcing production of a second season of the live-action “Goosebumps®” series for Disney+® and Hulu®.

Investment Details

Under the terms of its definitive agreement with 9 Story, Scholastic will acquire 100% of the economic interests and a minority of voting rights in 9 Story for approximately USD $186 million, subject to customary purchase price adjustments.

The investment has been approved by both companies’ boards of directors and the shareholders of 9 Story. Subject to receipt of a satisfactory opinion by the Minister of Canadian Heritage and other customary closing conditions, the transaction is expected to close in Scholastic’s fiscal 2025 first quarter, which begins on June 1, 2024. Scholastic intends to initially fund the transaction from its available cash and its revolving credit facility and anticipates maintaining its regular dividend and its authorized stock repurchase program.

9 Story recorded revenue of approximately USD $104 million in its most recent fiscal year, ended August 31, 2023. Scholastic expects the addition of 9 Story to contribute long-term earnings accretion, reduce the capital intensity of production and drive substantial improvements in top-line growth and bottom-line results through 9 Story’s existing content library, best-in-class production studios, and global distribution and licensing capabilities.

A supplemental presentation with further details on the transaction and its strategic rationale is available at: https://investor.scholastic.com/static-files/63124374-a18e-494a-8558-01ec19353f0a

About Scholastic

For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been encouraging the personal and intellectual growth of all children, beginning with literacy. Having earned a reputation as a trusted partner to educators and families, Scholastic is the world’s largest publisher and distributor of children’s books, a leading provider of literacy curriculum, professional services, and classroom magazines, and a producer of educational and entertaining children’s media. The Company creates and distributes bestselling books and e-books, print and technology-based learning programs for pre-K to grade 12, and other products and services that support children’s learning and literacy, both in school and at home. With international operations and exports in more than 135 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online. Learn more at www.scholastic.com.

About Scholastic Entertainment

Scholastic Entertainment brings high-quality content across multiple platforms to audiences of all ages. Among its award-winning productions are the animated series “Clifford the Big Red Dog®” for Amazon Prime and PBS Kids, a live- action “Clifford the Big Red Dog®” feature for Paramount, and Peabody and Daytime Emmy® Award-winning “Stillwater®,” an animated series for Apple TV+. Scholastic Entertainment continues to build celebrated brands worldwide by bringing both nostalgic Scholastic properties and exciting new voices to the screen. Some of its recent projects include “Eva the OwletTM,” an animated series for Apple TV+ based on the New York Times bestselling Scholastic book series Owl DiariesTM, the hit live-action “Goosebumps®” series, which was recently picked up for a second season, with Disney+ and Hulu, and a live-action feature adaptation of “The Magic School Bus” in development with Elizabeth Banks and Marc Platt. Scholastic Entertainment is the media division of Scholastic Corporation (NASDAQ: SCHL).

About 9 Story Media Group

9 Story Media Group is a leading creator, producer and distributor of premium, kids and family-focused content. Its award-winning animation studio, Brown Bag Films, is recognized around the world for best-in-class brands such as “Doc McStuffins®,” “Daniel Tiger’s Neighborhood,” “Octonauts®,” “Wild Kratts®,” and “The Magic School Bus Rides Again.” The company’s international distribution arm, 9 Story Distribution International based in Dublin, represents more than 5,000 half-hours of animated and live-action programming, seen on some of the most respected international channels and platforms. Its in-house consumer products division, 9 Story Brands, builds international entertainment brands for kids, with expertise across creative, brand marketing, and licensing. 9 Story’s Creative Affairs Group creates, develops, and produces award-winning branded properties using groundbreaking formative research. With facilities in Toronto, Dublin, New York, and Bali, 9 Story Media Group employs approximately 850 creative and corporate staff worldwide.

Contact Information

Investors: Jeffrey Mathews, (212) 343-6741, investor_relations@scholastic.com

Media: Anne Sparkman, (212) 343-6657, asparkman@scholastic.com

SCHL: Financial

Forward Looking Statements Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including any synergies expected to be achieved by Scholastic from the investment in 9 Story Media Group Inc., are not historical facts and constitute forward-looking statements involving estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. Such statements reflect Scholastic’s current views and intentions in respect to future events, arrived at based on current information available to Scholastic, and are subject to risks, uncertainties and assumptions as referred to above. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those referred to herein should one or more of these risks or uncertainties materialize, including those risk factors discussed or referred to in Scholastic’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including Scholastic’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q.

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